UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2007

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Approval of Discretionary Cash Bonuses for 2006

On February 15, 2007, the Compensation Committee of the Board of Directors of Insight Enterprises, Inc. approved the following discretionary cash bonuses for 2006:

Richard A. Fennessy, President and Chief Executive Officer – $150,000
Stanley Laybourne, Chief Financial Officer, Secretary and Treasurer – $80,000
Mark T. McGrath, President, Insight Direct USA, Inc. – $50,000
Stuart A. Fenton, President, Insight EMEA – GBP 39,970

In determining the amount of these bonuses, the Compensation Committee considered the additional responsibilities and projects assumed by the individuals during 2006, their performance in their roles, and their overall cash compensation. In particular, their efforts in connection with the acquisition and integration of Software Spectrum, Inc. were considered. These amounts are in addition to incentives paid pursuant to the previously disclosed 2006 cash-based incentive compensation plan which provided for variable compensation based on non-GAAP quarterly operating margin percentage and annual revenue growth during 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

February 21, 2007	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Chief Financial Officer, Secretary and Treasurer